Exhibit 10.3

The formulation of O2 Cell Power product is owned by Oxygen America, Inc.  Oxygen America, Inc. manufactures this product and packs it with E-World USA designed packaging under an oral agreement with us. We are authorized by this suppliers under oral agreements to sell these products worldwide under our brand name without infringing any rights of Oxygen America.

There is no formal agreement on all the payment and purchase terms. We basically agree to purchase from them. Each payment and pricing is determined when we make an order from them.